UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 6, 2007
(Date of earliest event reported)
ATS MEDICAL, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-18602

Minnesota (State or other jurisdiction of incorporation)	41-1595629 (IRS Employer Identification No.)
3905 Annapolis Lane N.
Minneapolis, Minnesota 55447
(Address of principal executive offices, including zip code)
(763) 553-7736
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 2, 2007, ATS Medical, Inc. (the “Company”) and Marc R. Sportsman, the Company’s Vice President of Sales, agreed to terminate Mr. Sportsman’s employment relationship with the Company.
     On March 6, 2007, Mr. Sportsman and the Company entered into a Separation Agreement (the “Separation Agreement”) to set forth the terms and conditions under which Mr. Sportsman and the Company will terminate his employment relationship. Under the Separation Agreement, Mr. Sportsman will be entitled to receive the following payments: (a) as consideration for the terms contained in the Separation Agreement, including Mr. Sportsman’s release of claims, his agreement to maintain the confidentiality of the Separation Agreement, and his promise to abide by the restrictive covenants in his employment agreement with the Company, Mr. Sportsman will receive 26 biweekly payments of $9,540.64, the total amount of such payments to be $248,060.00, less applicable withholdings for taxes; (b) the Company will pay Mr. Sportsman’s health insurance premiums through February 2008; (c) the Company will accelerate the vesting of options to purchase 62,500 shares of ATS Common Stock which were granted in March 2003 and were scheduled to vest in March 2007; and (d) Mr. Sportsman will be paid a lump sum of $53,058 on April 13, 2007. Receipt of these amounts is also subject to the expiration, without being exercised, of certain rights to rescind the Separation Agreement granted to Mr. Sportsman under applicable law.
     The Separation Agreement will be filed by the Company as an exhibit to its Form 10-Q for the quarter ending March 31, 2007.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS MEDICAL, INC.
By:	/s/ Michael D. Dale
Michael D. Dale
Chief Executive Officer

Date: March 12, 2007